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                         ADVANTUS INDEX 500 FUND, INC.




KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402





                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Advantus Index 500 Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.






                                                  KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 3, 1998